Exhibit 1


                       AGREEMENT REGARDING THE JOINT FILING OF
                                     SCHEDULE 13D


The undersigned hereby agree as follows:

            (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

            (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  December 4, 1997

                              J.W. CHILDS EQUITY PARTNERS, L.P.

                              By:   J.W. Childs Advisors, L.P.
                                    General Partner

                              By:   J.W. Childs Associates, L.P.
                                    General Partner

                              By:   J.W. Childs Associates, Inc.
                                    General Partner



                              By  /s/ Steven G. Segal
                                Name:   Steven G. Segal
                                Title:  Vice President


                              UHS ACQUISITION CORP.



                              By  /s/ Steven G. Segal
                                Name:   Steven G. Segal
                                Title:  President